Exhibit 5.1

October 3, 2005
Lowe’s Companies, Inc.
1000 Lowe’s Boulevard
Mooresville, North Carolina 28117
Ladies and Gentlemen:
We are acting as counsel to Lowe’s Companies, Inc., a North Carolina corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on October 3, 2005, pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) relating to a proposed issuance and sale by the Company of its debt securities (the “Debt Securities”). The Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-3 (Registration No. 333-55252), which was declared effective by the Commission on March 14, 2001 (the “Original Registration Statement”). This opinion is furnished to you for filing with the Commission pursuant to Item 601(b)(5) of Regulation S-K, in connection with the Registration Statement.
The Debt Securities will be issued pursuant to and governed by an amended and restated indenture, dated as of December 1, 1995, between the Company and The Bank of New York (as successor trustee to Bank One, N.A.) and by a supplemental indenture to be entered into between the Company and The Bank of New York (together, the “Indenture”). The Company has previously established series of the Debt Securities (each, a “Series”) in accordance with the terms of the Indenture.
In rendering this opinion, we have examined and relied upon, without investigation or independent verification, executed originals, counterparts or copies of (i) the Registration Statement, (ii) the Original Registration Statement, (iii) the Indenture, (iv) the Company’s Articles of Incorporation and bylaws, as amended to date, (v) relevant actions of the Company’s board of directors recorded in the Company’s minute book, (vi) a certificate of valid existence from the State of North Carolina, and (vii) such other documents, records and certificates as we have considered necessary for purposes of rendering the opinions expressed below. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals of all documents submitted to us as photostatic, conformed, notarized or certified copies.
In rendering this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and complete, (ii) each natural person signing any document reviewed by us had the legal capacity to do so, (iii) each person signing in a representative capacity (other than on behalf of the Company) had the authority to sign in such capacity, (iv) the Registration Statement and any amendments thereto (including any post-effective amendment thereto) will have become effective and will comply with all applicable laws, (v) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby in accordance with all applicable laws (the “Prospectus Supplement”), (vi) all Debt Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (vii) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered (each, an “Underwriting

Agreement”) will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (viii) the Indenture is a valid and legally binding obligation of, and is enforceable against, the trustee and (ix) at or prior to the time of delivery of each Debt Security, the authorization of the Series of which that Debt Security is a part will not be modified or rescinded, and there will not have occurred any change in law affecting the validity or enforceability of that Debt Security.
As to facts material to our opinion, we have relied, to the extent that we deem such reliance proper and without investigation or independent verification, upon certificates of public officials and officers or other representative of the Company.
Based upon the foregoing and subject to the qualifications set forth below, we are of the following opinion that, with respect to the Debt Securities of a Series to be offered and sold in reliance upon the Registration Statement if (a) the Indenture remains duly qualified under the Trust Indenture Act of 1939, as amended, at the time of the offer and sales of such Debt Securities of a Series, (b) the Company has taken all necessary corporate action to establish the Series of which the Debt Securities are a part and to approve the terms of the Series of which the Debt Securities are a part, the issuance of the Debt Securities of that Series, the terms of the offering thereof and related matters, (c) the terms of the Series and the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the Debt Securities, and any Series of which the Debt Securities are a part, have been established, executed, authenticated, issued and delivered in accordance with the Indenture or board resolution relating to any such Series and the definitive Underwriting Agreement has been approved by all necessary corporate action of the Company, upon payment of the consideration for such Debt Securities as provided for therein, the Debt Securities issued by the Company will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefit of the Indenture.
The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or Debt Security may be limited by or subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, liquidation, rearrangement, probate, receivership, fraudulent conveyance or transfer, or other similar laws (including court decisions) now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or providing for the relief of debtors, or general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) or public policy and (ii) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).
We express no opinions concerning (i) the validity or enforceability of (a) severability clauses or (b) any provisions contained in the Indenture that purport to waive or not give effect to rights to notice, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based on negligence or any violation of any federal or state securities laws.
We note that the enforceability of specific provisions of the Indenture and the Debt Securities may be subject to (a) standards of reasonableness and “good faith” limitations and obligations such as those provided in the

New York Uniform Commercial Code and similar applicable principles of common law and judicial decisions and (b) the course of dealings between the parties, the usage of trade and similar provisions of common law and judicial decision.
The opinions expressed herein are limited to the laws of the State of New York, the laws of the State of North Carolina and the Securities Act. We express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters” in any prospectus supplement relating to the Debt Securities to be filed with the Commission pursuant to Rule 424(b) under the Securities Act. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
Moore & Van Allen PLLC
/s/ Moore & Van Allen PLLC